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                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

     THIS AGREEMENT (this "AGREEMENT") is made as of July 1, 2003, by and among DOV Pharmaceutical, Inc., a Delaware corporation (the "COMPANY"), and each of PW Juniper Crossover Fund, L.L.C., Caduceus Private Investments, LP and OrbiMed Associates LLC (each, a "PURCHASER" and together, the "PURCHASERS").

     WHEREAS, the Company has authorized the issuance and sale to the Purchasers (in the amounts set forth next to their respective names on the signature page hereto), pursuant to this Agreement, of an aggregate of 1,428,571 shares (the "SHARES") of the Company's Common Stock, par value $0.0001 per share (the "COMMON STOCK"), at a purchase price per share of $10.50, and warrants to purchase an aggregate of 27.5% of the Shares (the "WARRANTS"), exercisable for three years at an exercise price per share of $16.00 and as otherwise set forth on EXHIBIT A attached hereto; and

     WHEREAS, the Purchasers desire to purchase the Shares and the Warrants (collectively, the "SECURITIES") from the Company on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. COMMITMENT TO PURCHASE. Upon the basis of the representations and warranties, but subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase from the Company, at the Closing (as defined below), the Shares and the Warrants (in the amounts set forth next to such Purchaser's name on the signature page hereto) for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) (the "PURCHASE PRICE").

     SECTION 2.   THE CLOSING.

          (a) The purchase and sale of the Shares and the Warrants shall take place at a closing (the "CLOSING") at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York on July 1, 2003, or at such other location or on such other date as the Company and the Purchasers may mutually agree. The date and time of the Closing are referred to herein as, the "CLOSING DATE."

          (b)     At the Closing, the Purchasers shall deliver to the Company
(i) a portion of the Purchase Price equal to Fourteen Million Dollars ($14,000,000), via wire transfer of immediately available funds to an account designated by the Company, and the Purchasers unconditionally and irrevocably agree and promise to pay the remaining portion of the Purchase Price of One Million Dollars ($1,000,000), via wire transfer in immediately available funds to an

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account designated by the Company, not later than 14 days following the Closing
Date (the "DEFERRED PAYMENT"), and (ii) the documents set forth in Section 6.02 of this Agreement.

          (c) The Company shall deliver or cause to be delivered to the Purchasers, at the Closing (i) or as soon as practicable thereafter, certificates representing the Shares, in definitive form and registered in the Purchasers' respective names or such names as the Purchasers shall request, against payment of the Purchase Price, (ii) or as soon as practicable thereafter, the Warrants, duly executed by the Company; provided that, with respect to the foregoing clauses (i) and (ii), the Company, without releasing the Purchasers' obligation to pay the Deferred Payment, shall not be obligated to deliver such portions of the Shares and the Warrants as the Deferred Payment bears to the Purchase Price until the Company receives the Deferred Payment, and
(iii) the documents set forth in Section 6.01 of this Agreement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the representations and warranties to the Purchasers contained in this Section 3. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Purchasers pursuant to this Agreement (the "DISCLOSURE SCHEDULE"). References to the knowledge or awareness of the Company shall mean the actual knowledge, after reasonable inquiry, of the officers of the Company.

          3.01 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in SECTION 3.01 OF THE DISCLOSURE SCHEDULE, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. The Company has the power and authority, corporate or otherwise, as appropriate, to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement to be entered on the date hereof among the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT," together with this Agreement and the Warrants, the "TRANSACTION DOCUMENTS"), and the Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company (a "MATERIAL ADVERSE EFFECT").

          3.02 AUTHORIZED CAPITAL STOCK. Except as set forth in SECTION 3.02 OF THE DISCLOSURE SCHEDULE and except for subsequent issuances, if any, pursuant to this Agreement or pursuant to agreements, employee or director benefit plans or the exercise of convertible securities referred to in the 34 Act Reports (as defined below), the Company has authorized, issued and outstanding capital stock as set forth in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 and the Company's annual report on Form 10-K for the year ended 2002, as applicable (collectively, the "34 ACT REPORTS"), filed by it with the United States Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities and

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Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The issued and outstanding shares of the Company's Series B Preferred Stock, par value $1.00 per share (the "SERIES B PREFERRED") and the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or are not otherwise subject to any preemptive or other similar rights or other rights to subscribe for or purchase securities except for any such rights as may have been duly waived, and conform in all material respects to the descriptions thereof contained in the 34 Act Reports. Except as disclosed in the 34 Act Reports, and except for options issued under the Company's stock plans after March 31, 2003 and as otherwise set forth in SECTION 3.02 OF THE DISCLOSURE SCHEDULE, (i) the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any shares of capital stock of any subsidiary, and (ii) there is no commitment, plan or arrangement to issue, any securities or obligations convertible into any shares of capital stock of the Company or any such options, rights convertible securities or obligations. The description of the Company's capital stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, contained in the 34 Act Reports, fairly presents in all material respects the information required to be shown in such 34 Act Reports with respect to such capital stock, plans, arrangements, options and rights.

          3.03 ISSUANCE, SALE AND DELIVERY OF THE SHARES. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights (which have not been waived) to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. Except for rights disclosed in the 34 Act Reports or as otherwise set forth in SECTION 3.03 OF THE DISCLOSURE SCHEDULE, no stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"). Subject to the satisfaction of the conditions set forth in Section 6.02, no further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

          3.04 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. The Company has full legal right, corporate power and authority to enter into the Transaction Documents and to perform the transactions contemplated hereby and thereby. Each Transaction Document has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the organizational documents of the Company; (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company that would have a Material Adverse Effect; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage,

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deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected that would have a Material Adverse Effect; or (B) to the Company's knowledge, and subject to satisfaction of the conditions set forth in Section 6.02, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties that would have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for compliance with Blue Sky laws and federal securities laws applicable to the offering and issuance of the Shares and the shares of Common Stock issuable upon exercise of the Warrants and compliance with the rules and regulations of the securities exchange or trading market on which the Common Stock is listed. Upon execution and delivery, and assuming the valid execution of the Transaction Documents by the Purchasers, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification obligations of the Company in Section 7.02 of this Agreement or Section 2.4 of the Registration Rights Agreement may be legally unenforceable.

          3.05 FINANCIALS. The Company's (i) financial statements for the years ended December 31, 2002 and 2001, with a report thereon by the independent certified public accountants of the Company (the "AUDITED FINANCIALS") and (ii) consolidated unaudited balance sheet dated as of March 31, 2003, and the related statements of income, retained earnings and cash flows for the three-month period then ended (the "CURRENT FINANCIALS," together with the Audited Financials, the "FINANCIAL STATEMENTS"), included in the 34 Act Reports, fairly present in all material respects the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply, except for the Current Financials that do not contain certain footnotes that would be included in audited year-end financial statements, and the Financial Statements have been prepared in conformity with generally accepted accounting principles of the United States, consistently applied throughout the periods involved, except as noted in such Financial Statements.

          3.06 NO DEFAULTS. Company's is not (i) in violation or default of any provision of its certificate of incorporation, bylaws or other organizational documents or (ii) in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its assets or properties are bound, except, in each such case, for violations, breaches and defaults that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the Company's knowledge, there does not exist any state of fact that, with notice or lapse of time or both, would constitute a violation, breach or default on the part of the

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Company as defined in such documents, except for such violation, breach or default that, individually or in the aggregate, would not have a Material Adverse Effect.

          3.07 CONTRACTS. The contracts described in the 34 Act Reports as being in effect on the date hereof and that are material to the Company, are in full force and effect on the date hereof, and the Company is not, nor to the Company's knowledge, is any other party in breach of or default under any of such contracts that would have a Material Adverse Effect, except as otherwise set forth in SECTION 3.07 OF THE DISCLOSURE SCHEDULE.

          3.08 NO ACTIONS. Except as disclosed in the 34 Act Reports, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or that would have a Material Adverse Effect; and all pending legal or governmental proceedings, if any, to which the Company is a party or of which any of its properties or assets are subject that are not described in the 34 Act Reports, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, have a Material Adverse Effect. Except as disclosed in the 34 Act Reports, the Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

          3.09 LABOR. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent; and, to the Company's knowledge, no labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

          3.10 PROPERTIES. The Company has valid title to all its properties reflected on the balance sheet included in the Current Financials and material to its business (except for properties disposed of since that date in the ordinary course of business), and such properties are not subject to any lien, mortgage, pledge, charge or encumbrance of any kind, except (i) those, if any, reflected therein, or (ii) those that are not material in amount and do not materially and adversely affect the use made and intended to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the 34 Act Reports, the Company owns or leases all such properties as are necessary to its operations as now conducted.

          3.11 NO MATERIAL CHANGE. Except as set forth in SECTION 3.11 OF THE DISCLOSURE SCHEDULE, the Company's 34 Act Reports or as a result of the transactions contemplated by this Agreement or any of the other Transaction Documents, since March 31, 2003, (i) the Company has not incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction that was not in the ordinary course of business or that

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would have a Material Adverse Effect; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) except as may also be set forth in SECTION 3.2 OF THE DISCLOSURE SCHEDULE, there has not been any change in the capital stock of the Company other than shares or options issued pursuant to exercise of outstanding warrants or employee and director stock option plans approved by the Company's board of directors or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been a change that would result in a Material Adverse Effect.

          3.12 INTELLECTUAL PROPERTY. Except as otherwise specifically disclosed in the 34 Act Reports and SECTION 3.12 OF THE DISCLOSURE SCHEDULE, (i) the Company owns, or has obtained valid licenses or rights to use, the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted (collectively, the "INTELLECTUAL PROPERTY"); (ii) the Company has not received notice from any third party who has or claims to have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the product indications described in the 34 Act Reports that would preclude the Company from conducting its business as currently conducted; (iii) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any material Intellectual Property owned by or licensed to the Company; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any material Intellectual Property owned by licensed to the Company; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by third parties challenging the validity or scope of any material Intellectual Property owned by or licensed to the Company; and (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, as would have a Material Adverse Effect.

          3.13 COMPLIANCE. Except as disclosed in the 34 Act Reports, the Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business; except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

          3.14 ENVIRONMENTAL MATTERS. Except as disclosed in the 34 Act Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance in all material respects with all applicable Environmental Laws, (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals, (iii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company and (iv) under applicable law, there are no circumstances with respect to any property or operations of the Company that are

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reasonably likely to form the basis of an Environmental Claim against the
Company.

          For purposes of this Agreement, the following terms shall have the following meanings: "ENVIRONMENTAL LAW" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          3.15 TAXES. The Company has filed or obtained filing extensions with respect to all federal, state, local and foreign income and franchise tax returns material to the Company, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it, which would have a Material Adverse Effect.

          3.16 TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

          3.17 INSURANCE. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

          3.18 CONTRIBUTIONS. The Company has not directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully where required by law any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          3.19 INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          3.20 RELATED PARTY TRANSACTIONS. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that would have been required to be described in the 34 Act Reports when filed that is not so described.

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          3.21    BOOKS AND RECORDS. The books, records and accounts of the
Company accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles of the United States. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with generally accepted accounting principles of the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.22 EMPLOYEE AGREEMENTS. To the Company's knowledge, if any full-time employee identified in the 34 Act Reports has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the 34 Act Reports or such person's performance of his obligations to the Company; and the Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

          3.23 FINDERS' FEES. Except as set forth in SECTION 3.23 OF THE DISCLOSURE SCHEDULE, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby makes the represents and warrants to the Company contained in this Section 4.

          4.01. EXISTENCE AND POWER. Such Purchaser is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized or formed and has all requisite power and authority to enter into the Transaction Documents and to perform its obligations hereunder or thereunder.

          4.02. AUTHORIZATION. Such Purchaser has the power to execute, deliver and perform its obligations under the Transaction Documents, and has taken all necessary action to authorize the execution, delivery and performance by it of the Transaction Documents. Each Transaction Document has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other

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similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          4.03. GOVERNMENTAL AUTHORIZATION. The execution and delivery by such Purchaser of the Transaction Documents, and the performance and consummation of the transactions contemplated hereby and thereby, require no material action by or in respect of, or material filing with, any governmental body, agency or official, not otherwise duly taken or effected.

          4.04. NON-CONTRAVENTION. The execution, delivery and performance of the Transaction Documents and the performance and consummation of the transactions contemplated hereby and thereby, will not result in any violation under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under such Purchaser's organizational documents or any judgment, order, writ, decree or material contract to which such Purchaser is a party or by which it is bound.

          4.05.   PRIVATE PLACEMENT.

                  (a) Such Purchaser acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction and can only be resold pursuant to an effective Registration Statement (a "Registration Statement") under the Securities Act or pursuant to an exemption thereunder.

                  (b) Such Purchaser represents and warrants that it is acquiring the Securities to be purchased by it pursuant to this Agreement for investment for such Purchaser's own account and not with a view to the resale or distribution of such Securities or any interest therein other than in a transaction that is registered or exempt from registration under the Securities Act and any applicable state laws.

                  (c) Such Purchaser represents and warrants to the Company that (i) it is an "accredited investor" as such term is defined in Regulation D under the Securities Act; (ii) it has previously invested in securities of companies in the biotechnology sector and acknowledges that it (either alone or together with its advisors) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities; (iii) it has the ability to bear the economic risks of the investment therein; (iv) it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer complete loss of its investment; (v) it has fully considered the risks of this investment and stipulates that (A) this investment is suitable only for an investor who is able to bear the economic consequences of a total loss thereof, (2) the Securities represent an investment that involves a substantial degree of risk of loss and (3) there are substantial restrictions on the transferability of the Securities and that, accordingly, it may not be possible for such Purchaser to liquidate its investment; and (vi) there has been no representation by the Company as to the possible future value of the Securities as to any anticipated liquidity events other than those certain registration rights contained in the Registration Rights Agreement.

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                  (d)    Such Purchaser has been given the opportunity to ask
questions of, and receive answers from, the Company regarding the Company, the terms and conditions of the Securities and related matters, and has been furnished with or has otherwise had access to the information it deems necessary or desirable to evaluate the merits and risks of its acquisition of the Securities.

                  (e) Such Purchaser understands that the Securities that it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations, such Securities may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the certificates delivered in connection with the Closing evidencing the Securities will bear a restrictive legend.

                  (f) Such Purchaser represents that it understands the tax consequences of this investment and it has consulted its own legal, accounting, tax, investment and other advisors with respect to the tax treatment of the investment contained herein by such Purchaser.

                  (g) Such Purchaser has, in connection with its decision to purchase the Securities, relied solely upon the 34 Act Reports (as of the date of filing) and the representations and warranties of the Company contained herein.

          4.06. FINDERS' FEES. Except as set forth in SECTION 4.06 OF THE DISCLOSURE SCHEDULE, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission from such Purchaser or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 5.   COVENANTS OF THE COMPANY AND THE PURCHASERS.

          5.01 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the Company and the Purchasers agree to use commercially reasonable efforts to: (i) obtain all necessary consents, waivers, authorizations and approvals necessary or desirable in connection with the execution, delivery and performance of the Transaction Documents; and (ii) take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary or desirable under applicable laws to consummate the transactions contemplated by the Transaction Documents. The Company and the Purchasers agree to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents.

          5.02. CERTAIN FILINGS. The Company and the Purchasers agree to cooperate with each other: (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by the Transaction Documents; and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          5.03. PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make or cause to be made any press release in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that the Company shall be permitted to make such disclosures as may be required by applicable laws, rules or regulations or as may be required under any listing agreement with, or rule or regulation of, any national securities exchange or trading market, in which case, the Company shall use commercially reasonable efforts to provide a draft of any such press release to the Purchasers within a reasonable period of time prior to the anticipated release of such press release to enable them to comment thereon.

          5.04.   BOARD OF DIRECTORS.

          (a) Upon approval by the Company's board of directors (which approval shall not be unreasonably withheld and the reasons for any disapproval articulated in writing to the Purchasers) of the person nominated by the Purchasers (such person, the "PURCHASER REPRESENTATIVE"), (i) the Company shall, within 180 days of the Closing Date, nominate the Purchaser Representative to be a member of the Company's board of directors and shall thereafter take all reasonable steps for the Purchaser Representative to be affirmatively voted in as a member of the Company's board of directors and (ii) until such time as the Purchaser Representative is elected to the Company's board of directors or the rights granted under this Section 5.04 otherwise terminate or expire, the Purchaser Representative shall be entitled to receive the same notice of any meetings of the Company's board of directors as each member of the board of directors shall receive, attend meetings of the Company's board of directors as an observer and shall be provided all information otherwise made available to the members of the Company's board of directors; provided that, with regard to the Purchaser Representative's status as an observer, (A) the Company may exclude the Purchaser Representative from access to any material or board meeting or any portion thereof, if the Company believes upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege; (B) the Purchaser Representative shall not be permitted to vote at any Company board meetings or be counted for purposes of determining whether there is a sufficient quorum for the board to conduct its business and
(C) the Purchaser Representative shall agree to hold in confidence and trust and shall execute the Company's standard form nondisclosure and confidentiality agreement so agreeing not to trade on the basis of material non-public information acquired form the Company or to disclose to third parties or use for purposes inimical to the Company's best interests any information provided to or learned by it in connection with the rights provided under this Section 5.04(a)(ii).

          (b) The rights provided under this Section 5.04 are not assignable and shall terminate and be of no further force or effect upon such time as the Purchasers, collectively, no longer hold at least 50% of the Shares purchased by them at the Closing (as adjusted for stock dividends, stock distributions, splits, combinations and recapitalizations).

          (c)     The initial nominee by the Purchasers for the purposes of
Section 5.04(a), who has been approved by the Company's board of directors, is Jonathan Silverstein.

     Section 6.   CLOSING DELIVERIES.

          6.01. CONDITIONS TO THE PURCHASERS' OBLIGATIONS. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the delivery of the fulfillment prior to or at the Closing of the following conditions:

                  (a) The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (c) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any securities exchange or trading market on which the Common Stock is listed that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and effective as of the Closing and all filings with such authorities or regulatory bodies shall have been made and accepted, to the extent so required to have been made and accepted as of the Closing Date.

                  (d) Subject to Section 2(c), the Company shall have delivered a stock certificate to each of the Purchasers representing the Shares being purchased by such Purchaser under this Agreement.

                  (e) Subject to Section 2(c), the Company shall have executed and delivered the Warrants, in the form attached hereto as EXHIBIT A, to each of the Purchasers representing the Warrants being purchased by such Purchaser under this Agreement.

                  (f) The Company shall have delivered or made available to the Purchasers, all in form and substance reasonably acceptable to the Purchasers' counsel, the following:

                         (i)    a certificate of the Secretary of the Company,
dated the Closing Date, as to the incumbency of any officer executing this Agreement or any document related thereto; and

                         (ii)   a certified copy of the resolutions of the
Company's board of directors authorizing (A) the execution, delivery and consummation of the Transaction Documents and (B) transactions contemplated thereby.

                  (g) The Company shall have delivered to the Purchasers an opinion of counsel as to the existence of the Company and its authority to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to the Purchasers.

                  (h) The Company shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT B.

          6.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing of the following conditions:

                  (a) The representations and warranties of each of the Purchasers contained in Section 4 above shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (b) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any securities exchange or trading market on which the Common Stock is listed that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and effective as of the Closing and all filings with such authorities or regulatory bodies shall have been made and accepted, to the extent so required to have been made and accepted as of the Closing Date.

                  (c) Each of the Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (d) The Purchasers shall have paid to the Company the Purchase Price as specified in Section 2.

                  (e) The Purchasers shall have executed and delivered the Warrants and the Registration Rights Agreement in the form attached hereto as EXHIBIT A and EXHIBIT B, respectively.

                  (f) The Purchasers shall have delivered to the Company such closing documents as shall be reasonably requested by the Company in form and substance reasonably acceptable to the Company's counsel.

     Section 7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; EXCLUSIVE REMEDY.

          7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties provided for in this Agreement shall survive for a period of one (1) year from the Closing Date (the "SURVIVAL PERIOD"); provided that any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such termination; and provided, further, that such survival shall be solely with respect to such inaccuracy or breach claimed.

          7.02. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless each of the Purchasers and their respective officers, directors, employees and agents from and against any and all direct monetary costs, expenses, damages, liabilities or losses (including, without limitation, reasonable counsel's fees and other reasonable out-of-pocket costs incident to any third party suit, action or proceeding (but excluding special, consequential or like damages) (collectively, "DAMAGES") to the extent caused by (i) the breach of any representation or warranty made by the Company in this Agreement or (ii) the breach by the Company of any covenant or agreement to be performed by it hereunder.

                  (b) Each of the Purchasers shall, severally and not jointly, indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and agents from and against any and all Damages to the extent caused by (i) the breach of any representation or warranty made by the Purchasers in this Agreement or (ii) any breach by the Purchasers of any covenant or agreement to be performed by it hereunder.

                  (c) The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to provide any such indemnification under this Section 7.02 shall expire in accordance with the Survival Period.

                  (d) Neither the Company nor the Purchasers shall be obligated to provide any such indemnification to the other under this Section
7.02 in respect of any Damages, unless the total of all such Damages shall exceed $100,000 in the aggregate, whereupon the full amount of such Damages shall be recoverable by an Indemnified Party (as defined below) in accordance with the terms hereof and the maximum amount payable by the Company to each Purchaser for any such Damage shall not exceed the purchase price received by the Company from such Purchaser in respect of the Securities.

                  (e) Any Person providing indemnification pursuant to the provisions of this Section 7.02 is hereinafter referred to as an "INDEMNIFYING PARTY" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.02 is hereinafter referred to as an "INDEMNIFIED PARTY."

          7.03. PROCEDURES FOR THIRD PARTY CLAIMS. In the case of any claim for indemnification arising from a claim of a third party (a "THIRD PARTY CLAIM"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand that such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such

Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; PROVIDED, HOWEVER, that, in the case of any Third Party Claim described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim that is settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

     Section 8.   MISCELLANEOUS.

          8.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number as set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose of giving notice hereunder to the party giving such notice. Each such notice, request or other communication shall be effective: (i) if given by telecopier, when such telecopier is transmitted to the telecopier number specified pursuant to this Section 8.01 and the appropriate confirmation is received or; (ii) if given by mail, 72 hours after such communication is deposited in the mails, certified mail, return receipt requested, postage prepaid, addressed as aforesaid or; (iii) if given by any other means, when delivered at the address as follows:

     If to the Company, to:

          DOV Pharmaceutical, Inc.
          Continental Plaza
          433 Hackensack Avenue
          Hackensack NJ 07601
          Attention:  General Counsel
          Telecopier: (201) 968-0986

     With a copy to:

          Goodwin Procter LLP
          599 Lexington Avenue
          New York, New York 10022

          Attention:  Joseph R. Siegelbaum, Esq.
          Telecopier: (212) 355-3333

     If to the Purchasers, to:

          c/o OrbiMed Advisors LLC
          767 Third Avenue
          New York, New York 10017
          Attention: Jonathan Silverstein
          Telecopier: (212) 739-6444

     With a copy to:

          Wollmuth Maher & Deutsch LLP
          500 Fifth Avenue, 12th Floor
          New York, New York 10110
          Attention: Mason H. Drake, Esq.
          Telecopier: (212) 382-0050

          8.02.   AMENDMENTS AND WAIVERS.

          (a) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Purchasers. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder the Securities at the time outstanding, each future holder of such Securities, and the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          8.03. EXPENSES; DOCUMENTARY TAXES. Except as expressly set forth in the Transaction Documents, the Company and each of the Purchasers shall each pay their own costs and expenses in connection with the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the Company shall pay the fees and expenses of legal counsel to the Purchasers in an amount not to exceed $30,000.

          8.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party, except that, with respect to the Company, no such consent shall be required from the Purchasers in connection with any transfers by the Company in connection with the merger or acquisition with, by or of, or the sale of all or substantially all the assets of, the Company.

          8.05. GOVERNING LAW. This Agreement and all matters arising directly or indirectly herefrom shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

          8.06. CONSENT TO JURISDICTION. The parties hereto agree that any suit, action or proceeding relating to or arising out of this Agreement or the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement directly or indirectly shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

          8.07. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          8.08 LEGEND ON SECURITIES. The following legend shall be typed on each certificate evidencing any of the Securities issued hereunder held at any time by the Purchasers:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

          8.09. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

          8.10. ENTIRE AGREEMENT. This Agreement, together with the Warrants, the Registration Rights Agreement and all schedules, exhibits or annexes attached to any of the foregoing, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of the Transaction Documents.

          8.11. HEADINGS. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          8.12. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          8.13. CONSTRUCTION. This Agreement shall not be construed or interpreted with any presumption against any party hereto by reason of any of them causing this Agreement to be drafted.

             [INTENTIONALLY LEFT BLANK; SIGNATURES ARE ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                        DOV PHARMACEUTICAL, INC.


                                        By:  /s/ Arnold Lippa
                                             ----------------------------
                                             Name:  Arnold Lippa
                                             Title: Chief Executive Officer


                                        PW JUNIPER CROSSOVER FUND, L.L.C.

                                        By:  Orbimed Advisors, LLC


                                           By: /s/ Eric A. Bittelman
                                              ------------------------
                                              Name:  Eric A. Bittelman
                                              Title: CFO, OrbiMed Advisors, LLC

                                        Shares:   451,558
                                        Warrants: 124,178


                                        CADUCEUS PRIVATE INVESTMENTS, LP

                                        By:  OrbiMed Capital LLC
                                              its general partner


                                             By: /s/ Eric A. Bittelman
                                                -----------------------
                                                Name:  Eric A. Bittelman
                                                Title: CFO, OrbiMed Captial

                                        Shares:   957,091
                                        Warrants: 263,201

                                        ORBIMED ASSOCIATES LLC

                                        By:  OrbiMed Advisors, LLC
                                              its managing member


                                            By: /s/ Eric A. Bittelman
                                               ------------------------
                                               Name:  Eric A. Bittelman
                                               Title: CFO, OrbiMed Advisors, LLC

                                        Shares:   19,922
                                        Warrants:  5,478

                                    EXHIBIT A

                                FORM OF WARRANTS

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT